CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 our report dated August 25, 2023, relating to the financial statements of Super Micro Computer, Inc. appearing in the Annual Report on Form 10-K for the year ended June 30, 2025.
/s/ DELOITTE & TOUCHE LLP
San Jose, California
June 8, 2026